GROVE VILLAGE LIMITED PARTNERSHIP

FINANCIAL STATEMENTS

Year Ended December 31, 2009

TABLE OF CONTENTS

PAGE
INDEPENDENT AUDITOR’S REPORT	3

FINANCIAL STATEMENTS:

Balance Sheets	F1 - F-2

Statements of Income	F-3

Statements of Changes in Partners’ Equity	F-4

Statements of Cash Flows	F-5

Notes to Financial Statements	F-6 - F-11

INDEPENDENT AUDITOR’S REPORT ON SUPPLEMENTARY INFORMATION	F-13

Balance Sheet Data	F-14 - F-15

Statement of Income Data	F-16 - F-19

Statement of Changes in Partners’ Equity Data	F-20

Statement of Cash Flows Data	F-21 - F-22

Supplementary Data Required by HUD	F-23 - F-24

INDEPENDENT AUDITORS REPORT ON THE INTERNAL CONTROL	F-25

INDEPENDENT AUDITOR’S REPORT ON COMPLIANCE WITH SPECIFIC REQUIREMENTS APPLICABLE TO MAJOR HUD PROGRAMS	F-27

INDEPENDENT AUDITOR’S REPORT ON COMPLIANCE WITH SPECIFIC REQUIREMENTS APPLICABLE TO FAIR HOUSING AND NON-DISCRIMINATION	F-28

CERTIFICATION OF PARTNERS	F-29

MANAGEMENT AGENT’S CERTIFICATION	F-30

AUDITOR INFORMATION	F-31

2

PAILET, MEUNIER and LeBLANC, L.L.P.

Certified Public Accountants

Management Consultants

INDEPENDENT AUDITOR’S REPORT

To the Partners

Grove Village Limited Partnership

Portland, Oregon

We have audited the accompanying balance sheets of Grove Village Limited Partnership, owner of Grove Village Apartments, HUD Section 8 Contract Nos. TX16L00024 and TX16M000311, as of December 31, 2009, and the related statements of operations, changes in partners’ equity (deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States) and the standards applicable to financial audits contained in Government Auditing Standards, issued by the Comptroller General of the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Grove Village Limited Partnership as of December 31, 2009 and the results of its operations, changes in partners’ equity, and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

In accordance with Government Auditing Standards and the Consolidated Audit Guide for Audits of HUD Programs issued by the U.S. Department of Housing and Urban Development, we have also issued a report dated March 30, 2010, on our consideration of Grove Village Limited Partnership’s internal control, and reports dated March 30, 2010, on its compliance with specific requirements applicable to major HUD programs and specific requirements applicable to Fair Housing and Non-Discrimination. Those reports are an integral part of an audit performed in accordance with Government Auditing Standards and should be read in conjunction with this report in considering the results of our audit.

/s/ PAILET, MEUNIER and LeBLANC, L.L.P.

Metairie, Louisiana

March 30, 2010

3

GROVE VILLAGE LIMITED PARTNERSHIP

BALANCE SHEET

DECEMBER 31, 2009

ASSETS
Rental property and equipment, at cost:
Buildings, furnishings and equipment	$9,741,760
Accumulated depreciation	(1,640,759)
8,101,001
Land	876.846
8,977,847
Restricted deposits:
Replacement reserves	29,391
Other reserves	127,264
Tenant trust - security deposits	16,618
173,273
Other assets:
Cash	92,929
Accounts receivable	31,027
Prepaid expenses	18,720
Intangible assets, net of amortization of $58,713	294,780
437.456
TOTAL ASSETS	$9.588.570

See accountant’s report and accompanying notes.

F-1

GROVE VILLAGE LIMITED PARTNERSHIP

BALANCE SHEET

DECEMBER 31, 2009

LIABILITIES AND PARTNERS’ EQUITY
Liabilities:
Mortgage note payable	$6,041,441
Developer fee payable	1,487,120
Notes payable - affiliates	2,086,100
Accounts payable	638,986
Accrued interest payable	606,749
Rent received in advance	11,280
Tenant security deposits payable	16,593
Total Liabilities	10,888,268

Partners’ Equity	(1,299,692)

TOTAL LIABILITIES AND EQUITY	$9.588.576

See accountant’s report and accompanying notes.

F-2

GROVE VILLAGE LIMITED PARTNERSHIP

STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2009

Revenue:
Rent, net	$1,531,449
Other	50,544
Total Income	1,581,993
Expenses:
Administrative	391,351
Utilities	399,593
Operating and maintenance	252,259
Taxes and insurance	188,528
Interest	406,221
Other financial	22,986
Depreciation	596,810
Amortization	24,921
Total Expenses	2,282,669

Operating income (loss) before partnership revenue (expenses)	(700,676)

Other expenses	(189,007)

Net Income (Loss)	$(889,683)

See accountant’s report and accompanying notes.

F-3

GROVE VILLAGE LIMITED PARTNERSHIP

STATEMENT OF CHANGES IN PARTNERS’ EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2009

	Total	General Partner	Limited Partner
Balance - January 1, 2009	$(420,009)	$(1,103,985)	$683,976
Contributions	10,000	10,000
Net income (loss)	(889,583)	(89)	(889,594)
Balance - December 31, 2009	$(1,299,692)	$(1,094,074)	$(205,618)

See accountant’s report and accompanying notes.

F-4

GROVE VILLAGE LIMITED PARTNERSHIP

STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2009

Cash flow from operating activities:
Net Income (Loss)	$(889,683)
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
Depreciation and amortization expense	621,730
Changes in certain assets and liabilities.
Accounts receivable	(26,191)
Prepaid expenses	5,630
Accounts payable	241,567
Accrued interest payable	160,748
Rent received in advance	460
Tenant security deposits	653

Net cash provided (used) by operating activities	114,914

Cash flow from investing activities:
Additions to fixed assets	(12,279)
Deposits to reserve accounts	(14,671)
Other lender reserves	(4,778)

Net cash provided (used) by investing activities	(31,728)

Cash flow from financing activities
Proceeds from notes payable	(58,404)
Contributions	10,000

Net cash provided (used) by financing activities	(48,404)

Net increase (decrease) in cash and equivalents	34,782
Cash and equivalents, beginning of year	58,147
Cash and equivalents, end of year	$92,928

Supplemental disclosure of cash flow information:
Cash paid for interest	$370,073

See accountant’s report and accompanying notes.

F-5

GROVE VILLAGE LIMITED PARTNERSHIP

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2009

NOTE 1 - NATURE OF BUSINESS

Grove Village Limited Partnership (the Partnership) is an Oregon limited partnership which was formed in 2004 to own and operate a 232-unit apartment project (the Project) in Dallas. Texas. The Project was rehabilitated in conformity with the provisions of Section 42 of the Internal Revenue Code, including, but not limited to, complying with tenant eligibility and rent restrictions.

The Partnership was initially formed by and among the General Partner, Walker Guardian LLC, an Oregon limited liability company, and the Limited Partner, Walker Bridge L.L.C. The Partnership shall continue until January 1, 2050 unless terminated as provided by the Agreement of Limited Partnership. During 2006, a new limited partner, WNC Housing Tax Credit Fund VI Series 13, L.P., was admitted and Walker Bridge L.L.C. withdrew as the limited partner.

The Partnership has assumed existing contracts with the US. Department of Housing and Urban Development (“HUD”) under the Section 8 Housing Assistance Payment Program, which covers 143 of the 232 housing units in the Project. The project receives a rent subsidy provided by HUD. During the year rental revenue from HUD totaled $1,025,284, representing 65 percent of total revenue. The rent subsidy contracts with HUD expire April 30, 2013 and August 31, 2013.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Method of Accounting

The accrual method of accounting is used for financial statement purposes.

Depreciation

Depreciation is computed for financial statement purposes using the straight-line method over the estimated useful lives of the related assets.

Amortization

Amortization is computed on a straight-line basis. Financing costs are amortized over 5 years.

Income Taxes

No income tax provision has been included in the financial statements since income or loss of the Partnership is required to be reported by the respective partners on their income tax returns.

Cash Equivalents

For purposes of the statement of cash flows, the Partnership considers all investment instruments purchased with a maturity of three months or less to be cash equivalents. At December 31, 2009, there were no cash equivalents.

F-6

GROVE VILLAGE LIMITED PARTNERSHIP

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2009

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures.

Concentration of Credit

The Partnership maintains its cash in bark deposit accounts, which, at times, may exceed federally insured limits. The Partnership has not experienced any losses in such accounts. Management believes the Partnership is not exposed to any significant credit risk on cash and cash equivalents.

Accounts Receivable

Accounts receivable are reported at the amount management expects to collect on balances outstanding at December 31, 2009. Management closely monitors outstanding balances and writes off all balances deemed uncollectible.

Going Concern

The partnership has been evaluated as to its ability to continue to operate as a going concern. The willingness and ability of management to continue to fund operating deficits for the partnership mitigates concerns related to the lack of cash flow. As a result the partnership is expected to continue as a going concern.

Subsequent Events

Management of the Company has evaluated events and transactions occurring after December 31, 2009 thru March 30, 2010, the date the financial statements were available for issuance, for recognition or disclosure in the financial statements. There were no events and transactions that required recognition and disclosures in the financial statements.

NOTE 3 - RELATED PARTY TRANSACTIONS AND PRIOR PERIOD

Developer fee payable

Developer fees are owed to an affiliate of the general partner for services rendered during the rehabilitation of the project There is no interest charged on the note. There were no payments made during the year. As of December 31, 2009 developer fee payable totaled $1,487,120.

F-7

GROVE VILLAGE LIMITED PARTNERSHIP

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2009

NOTE 3 - RELATED PARTY TRANSACTIONS AND PRIOR PERIOD (CONTINUED)

Property Management Fee

Management of the Project has been performed by an affiliate of the general partner. During the year ended December 31, 2009, management fees charged by the related entity totaled $97,102. Payments totaling $6,646 were made during 2009.

Asset Management Fee

The operating agreement provides for the limited partner to be paid an annual asset management fee beginning in 2008 in the amount of $7,500 with annual increases of 3%. The fee is cumulative. As of December 31, 2009, an asset management fee of $7,225 was earned and $15,225 was payable.

Other fees

Tenant and employment background screening services of the Project has been performed by an affiliate of the general partner. During the year ended December 31, 2009, screening fees totaling $7,164 were earned by and $6,460 paid to the related entity.

Land Acquisition Fee

The partnership agreement provides for the general partner to be paid a land acquisition fee in the amount of $15,000 for services in locating, negotiating and closing on the purchase of the real property. As of December 31, 2009 land acquisition fee payable totaled $15,000.

Guardian Management Loan

A loan payable to an affiliate of the General Partner totaled $737,156 for 2009. The amounts relate to operating costs of the Project, financing costs and capital improvements to the Project. Under the terms of the Agreement of Limited Partnership, the loan bears interest at 9.5% per annum over a 40 year period. The note is not secured by the property and payments shall be made solely from Net Operating Income, sale or refinancing proceeds. No payments were made during 2009. As of December 31, 2009, interest charged and interest payable totaled $70,030 and $233,433, respectively.

Walker Bridge Loan

Under the terms of the Agreement of Limited Partnership, amounts advanced by Walker Bridge LLC bear interest at 9.5% per annum. No payments were made during 2009. Principal due on the note totaled $1,078,154 for 2009. The note is not secured by the property and payments shall be made solely from Net Operating Income, sale or refinancing proceeds. As of December 31, 2009, interest charged and interest payable totaled $91,121 and $342,070, respectively

F-8

GROVE VILLAGE LIMITED PARTNERSHIP

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2009

NOTE 3 - RELATED PARTY TRANSACTIONS AND PRIOR PERIOD (CONTINUED)

Apartment Acquisition Note

The partnership has a Note Payable to Apartment Acquisition LLC in the face amount of $633,400 with an initial discount of $451,726. The note is in connection with the purchase of the Project, for which Apartment Acquisitions LLC assigned the right to purchase the Project to the Partnership in exchange for a non-interest bearing note which has been discounted at 7.75%. The cumulative accretion of the discount totaled $89,116 at December 31, 2009. The accretion of the discount for 2009 is $20,131. The note is due in annual payments equal to Net Cash Flow. The note matures December 2020. The note is not secured by the property.

NOTE 4 - MORTGAGE PAYABLE

The partnership has a note payable to U.S. National Bank Association (the ’‘Bank”) in the original amount of $6,180,000 for the acquisition and operations of the project. The Bank is also the trustee for the Bonds. Monthly payments of $37,384 began in March, 2008 and the note is secured by the property. The note bears interest at 6% over a 15 year period. The note matures February 2023. The mortgage note payable was financed by proceeds of tax-exempt bonds issued by Texas Department of Housing Community Services.

Affiliates of the general partner have personally guaranteed the Note Payable. Aggregate maturities of long-term debt for the next five years are as follows:

December 31, 2010	$83,448
2011	88,668
2012	93,187
2013	100,045
2014	106,303
and Thereafter	5,569,790
Totals	$6,041,441

As of December 31, 2009, it is not practicable to make a reasonable estimate of fair value for the mortgage notes payable.

F-9

GROVE VILLAGE LIMITED PARTNERSHIP

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2009

NOTE 5 - DISTRIBUTIONS/RESIDUAL RECEIPTS

Distributions payable to partners from funds provided by rental operations are permitted by the regulatory agreement, provided: 1) surplus cash, as defined by HUD, is available for such purposes; 2) the Project is in compliance with all outstanding notices of requirements for proper maintenance; and, 3) there is no default under the regulatory agreement. As of December 31, 2009, there was no surplus cash available for distribution.

NOTE 6 - PARTNERS’ CAPITAL

Since the formation of Partnership, total capital contributions of $227455, $304, and $2,586,790 have been received from the General Partner, the Special Limited Partner and the Limited Partner, respectively. The Limited Partner is required to make additional capital contributions of $456,438. No additional capital contributions are required by the General Partner and the Special Limited Partner.

The Partnership has entered into a construction contract for the rehabilitation of the project that provides for total construction costs of $4,676,052 all of which has been billed. During 2008, the construction payable was paid in full.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

Operating Deficit Guaranty

Under the terms of the partnership agreement, the general partner is obligated to pay all expenses of operating and maintaining the Project in excess of gross collections to the extent necessary to maintain break-even operations, as defined in the agreement. Payments made prior to 3 consecutive months of break-even operations will not be repayable, shall not change the Interest of an Partner, and shall be considered a guaranteed payment. After break-even is achieved and for the balance of the Operating Deficit Guarantee Period, the general partner will immediately provide Operating Loans to pay Operating Deficits. Beginning in the sixth year of the Operating Deficit Guarantee Period the aggregate maximum amount of the Operating Loans the general partner will be obligated to lend will be $1,905,800, if audited financials for the preceding three calendar years show achievement of a Debt Service Coverage of 1.15. Any payments made by the general partner would be treated as non-interest bearing loans to the Partnership, to be repaid based on a priority set forth in the partnership agreement.

F-10

GROVE VILLAGE LIMITED PARTNERSHIP

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2009

NOTE 7 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

Tax Credit Guaranty

Affiliates of the general partner (the Guarantors) have entered into a tax credit guaranty agreement. The guarantors are obligated to insure that the property will be constructed and operated in accordance with terms and conditions set forth in the various agreements in order to be eligible for the maximum annual tax credits, as defined in the tax credit guaranty agreement.

Incentive Management Fee

Commencing in 2008, the Partnership shall pay to the general partner, through the compliance period, an annual Incentive Management Fee equal to 40% of Net Operating Income. The Incentive Management Fee shall be payable from Net Operating Income in the manner and priority set forth in the Partnership Agreement. If the Incentive Management Fee is not paid in any year. it shall not accrue for payment in subsequent years.

Tax Credit Compliance Fee

Commencing in 2006, the Partnership shall pay to the general partner, through the compliance period, an annual tax credit compliance fee equal to 40% of Net Operating Income. The tax credit compliance fee shall be payable from Net Operating Income in the manner and priority set forth in the Partnership Agreement. If the tax credit compliance fee is not paid in any year. it shall not accrue for payment in subsequent years.

Developer Fee Guaranty

Affiliates of the general partner have entered into a guaranty agreement which guarantees the full and prompt payment of the developer fees when due.

F-11

SUPPLEMENTAL INFORMATION

F-12

PAILET, MEUNIER and LeBLANC, L.L.P.

Certified Public Accountants

Management Consultants

INDEPENDENT AUDITOR’S REPORT

ON SUPPLEMENTARY INFORMATION

To the Partners

Grove Village Limited Partnership

Portland, Oregon

Our report on our audit of the basic financial statements of Grove Village Limited Partnership, HUD Section 8 Contract Nos. TX16L00024 and TX16M000311, for December 31, 2009, appears on page 3. Our audit was performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplementary information on pages 17-34 is presented for purposes of additional analysis and is not a required part of the basic financial statements of Grove Village Limited Partnership. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ PAILET, MEUNIER and LeBLANC, L.L.P.

Metairie, Louisiana

March 30, 2010

F-13

GROVE VILLAGE LIMITED PARTNERSHIP

BALANCE SHEET DATA

DECEMBER 31, 2009

	ASSETS
CURRENT ASSETS
1120	Cash - operating	$92,929
1130	Tenant accounts receivable	45,725
1131	Allowance for Doubtful Accounts	(25,578)
1130N	Net tenant accounts receivable	20,147

1135	Accounts receivable - HUD	10,749
1145	Accounts and notes receivable - receivable from GP	132

1200	Prepaid expenses	18,720

	1100T Total current assets	142,677

DEPOSITS HELD IN TRUST- FUNDED
1191	Tenant deposits held in trust	16,618

RESTRICTED DEPOSITS AND FUNDED RESERVES
1320	Replacement reserves	29,391
1330	Other reserves	127,264

	1300T Total restricted deposits and funded reserves	156,655

FIXED ASSETS
1410	Land	876,846
1420	Buildings	8,259,139
1460	Furnishings	1,470,342
1465	Miscellaneous fixed assets	12,279
	1400T Total Fixed assets	10,618,606
	1495 Less: accumulated depreciation	(1,640,759)
	1400N Net fixed assets	8,977,847
OTHER ASSETS
1520	Intangible assets, net	294,780
	1500T Total other assets	294,780

	1000T TOTAL ASSETS	$9,588,576

F-14

GROVE VILLAGE LIMITED PARTNERSHIP

BALANCE SHEET DATA

DECEMBER 31, 2009

LIABILITIES AND EQUITY

CURRENT LIABILITIES
2110	Accounts payable - operations	$543,301
2113	Accounts payable - entity	30,225
2131	Accrued interest payable - first mortgage (or bonds)	31,246
2134	Accrued interest payable - other loans and notes	575,503
2150	Accrued property taxes	61,389
2160	Notes payable (short-term)	4,072
2210	Prepaid revenue	11,280
	2122T Total current liabilities	1,257,015

DEPOSIT AND PREPAYMENT LIABILITIES
2191	Tenant deposits held in trust	16,593

LONG-TERM LIABILITIES
2320	Mortgage note payable - first	6,041,441
2323	Other loans and notes payable - surplus cash	3,573,220
	2300T Total long-term liabilities	9,614,661

	2000T Total liabilities	10,888,268

PARTNERS’ EQUITY
3130	Partners’ equity	(1,299,692)

	2033T TOTAL LIABILITIES AND EQUITY	$9,588,576

F-15

GROVE VILLAGE LIMITED PARTNERSHIP

STATEMENT OF OPERATIONS DATA

FOR THE YEAR ENDED DECEMBER 31, 2009

RENTAL INCOME
5120	Rent revenue - gross potential	$848,053
5121	Tenant assistance payments	1,089,830
	5100T Total rent revenue	1,937,883

VACANCIES
5220	Apartments	(394,381)
5250	Rental concessions	(12,053)
	5200T Total vacancies	(406,434)

	5152N Net rental revenue	1,531,449

FINANCIAL REVENUE
5410	Earned Interest	13
5490	Revenue from investments - Miscellaneous	39
	5400T Total Financial Revenue	52

OTHER REVENUE
5910	Launch/ and vending	469
5920	Tenant charges	49,477
5990	Miscellaneous revenue	546
	5900T Total other revenue	50,492

	5000T Total revenue	$1,581,993

F-16

GROVE VILLAGE LIMITED PARTNERSHIP

STATEMENT OF OPERATIONS DATA

FOR THE YEAR ENDED DECEMBER 31, 2009

ADMINISTRATIVE EXPENSES
6210	Advertising and marketing	$10,004
6250	Other renting expenses	7,615
6310	Office salaries	56,766
6311	Office expenses	18,058
6312	Office or model apartment rent	24
6320	Management fee	97,102
6330	Manager or superintendent salaries	59,441
6370	Bad debts	125,683
6390	Miscellaneous administrative expenses	16,658

Detail - Miscellaneous administrative expenses:

	Description		Amount
6390-010	Alarm monthly service	6390-020	$902
6390-010	Mileage	6390-020	7,136
6390-010	HAP - Other professional fees	6390-020	732
6390-010	Resident service coordinator	6390-020	400
6390-010	Training	6390-020	2,158
6390-010	Shopper survey	6390-020	450
6390-010	Bank service charges	6390-020	704
6390-010	Organization costs	6390-020	186
6390-010	Other Administrative Expenses	6390-020	3,991

	6263T Total administrative expenses	391,351

UTILITIES EXPENSE
6450	Electricity	222,018
6451	Water	55,129
6452	Gas	68,544
6453	Sewer	53,902
	6400T Total utilities expense	399,593

OPERATING AND MAINTENANCE EXPENSE
6510	Payroll	70,975
6515	Supplies	20,853
6520	Contracts	115,426
6525	Garbage and trash removal	22,564
6530	Security payroll/contract	17,292
6546	Heating/cooling repairs and maintenance	5,148
	6500T Total operating and maintenance expenses	$252,259

F-17

GROVE VILLAGE LIMITED PARTNERSHIP

STATEMENT OF OPERATIONS DATA

FOR THE YEAR ENDED DECEMBER 31, 2009

TAXES AND INSURANCE
6710	Real estate taxes	$61,389
6711	Payroll taxes	25,600
6720	Property and liability insurance	63,376
6722	Workmen’s compensation	11,891
6723	Health insurance and other employee benefits	16,036
6790	Misc taxes, licenses, permits and insurance	10,236
	6700T Total taxes and insurance	188,528

FINANCIAL EXPENSES
6820	Interest on mortgage payable	369,669
6840	Interest on notes payable (short-term)	36,552
6890	Miscellaneous financial expenses	22,086
	6800T Total financial expenses	429,207

	6000T Total cost of operations before depreciation	1,660,938

	5060T Profit (loss) before depreciation	(78,945)

6600	Depreciation	(596,810)
6610	Amortization	(24,921)

	5060N Operating profit (loss)	(700,676)

CORPORATE OR MORTGAGOR REVENUE AND EXPENSES
7141	Interest or notes payable	(181,282)
7190	Other expense	(7,725)
	7100T Net entity revenue (expense)	(189,007)

	Net income (loss)	$(889,683)

F-18

GROVE VILLAGE LIMITED PARTNERSHIP

STATEMENT OF OPERATIONS DATA

FOR THE YEAR ENDED DECEMBER 31, 2009

Part II

S1000-010	Total mortgage principal payments required during the audit year (12 monthly payments). This applies to all direct loans and HUD-held and fully insured mortgages	$78,535

S1000-020	Total of 12 monthly deposits in the audit year into the Replacement Reserve account, as required by the Regulatory Agreement even if payments may be temporarily suspended or reduced	$81,204

S1000-030	Replacement Reserves, or Residual Receipts and Releases which are included as expense items on this Statement of Operations	$66,537

S1000-040	Project Improvement Reserve releases under the Flexible Subsidy Program that are included as expense items on this Statement of Operations	$-

F-19

GROVE VILLAGE LIMITED PARTNERSHIP

STATEMENT OF CHANGES IN PARTNERS’ EQUITY DATA

FOR THE YEAR ENDED DECEMBER 31, 2009

S1100-010	Beginning of year balance	$(420,009)

3250	Net income (loss)	(889,683)

S1200-430	Contributions	10,000

3130	End of Year Balance	$(1,299,692)

F-20

GROVE VILLAGE LIMITED PARTNERSHIP

STATEMENT OF CASH FLOWS DATA

FOR THE YEAR ENDED DECEMBER 31, 2009

Cash flow from operating activities:
S1200-010	Rental receipts	$1,505,850
S1200-020	Interest receipts	52
S1200-030	Other operating receipts	50,491
	S1200-040 Total Receipts	1,556,393

S1200-050	Administrative	(194,815)
S1200-070	Management Fees	(6,646)
S1200-090	Utilities	(389,243)
S1200-100	Salaries and Wages	(29,315)
S1200-110	Operating and Maintenance	(275,258)
S1200-120	Real Estate Taxes	(58,726)
S1200-140	Property Insurance	(52,665)
S1200-150	Miscellaneous Taxes and Insurance	(18,686)
S1200-160	Tenant Security Deposits	(180)
S1200-180	Interest on Mortgages	(370,073)
S1200-190	Interest on notes payable	(20,131)
S1200-225	Miscellaneous financial	(25,741)
	S1200-230 Total Disbursements	(1,441,479)
	S1200-240 Net cash provided (used) by operating activities	114,914

Cash flow from investing activities:
S1200-250	Net deposits to the replacement reserve	(14,672)
S1200-255	Net Deposits to other reserves	(4,778)
S1200-330	Purchase of fixed assets	(12,279)
	S1200-350 Net cash provided (used) by investing activities	(31,729)

Cash flow from financing activities:
S1200-360	Principal payments on mortgages payable	(58,404)
S1200-430	Contributions	10,000
	S1200-455 Net cash provided (used) by financing activities	(48,404)

S1200-470	Net increase (decrease) in cash and equivalents	34,781
S1200-480	Cash and equivalents, beginning of year	58,147
S1200T	Cash and equivalents, end of year	$92,929

F-21

GROVE VILLAGE LIMITED PARTNERSHIP

STATEMENT OF CASH FLOWS DATA

FOR THE YEAR ENDED DECEMBER 31, 2009

Reconciliation of net income to net cash provided by operating activities
Net Income (Loss)		$(889,683)
Adjustments to reconcile net income to net cash provided by operating activities7
6600	Depreciation expense	596,810
6610	Amortization expense	24,921
S1200-490	(Increase) decrease in tenant accounts receivable	(26,059)
S1200-500	(Increase) decrease in accounts receivable - other	(132)
S1200-520	(Increase) decrease in prepaid expense	5,630
S1200-530	(Increase) decrease in tenant security deposits	2,619
S1200-540	Increase (decrease) in accounts payable	233,841
S1200-560	Increase (decrease) in accrued liabilities	160,748
S1200-570	Increase (decrease) in accrued interest payable	-
S1200-580	Increase (decrease) in tenant security deposits held	(1,966)
S1200-590	Increase (decrease) in prepaid revenue	460
S1200-605	Increase in entity/construction liability accounts	7,725
	Total adjustments	1,004,597

S1200-610	Net cash provided (used) by operating activities	$114,914

F-22

GROVE VILLAGE LIMITED PARTNERSHIP

SUPPLEMENTARY DATA REQUIRED BY HUD

DECEMBER 31, 2009

Schedule of Replacement Reserve

1320P	Balance - beginning of year	$14,720
1320DT	Total monthly deposits	81,204
1320INT	Interest on replacement reserve accounts	4
1320VVT	Approved withdrawals	(66,537)
1320	Balance - end of year	29,391

Schedule of Surplus Cash

S1300-100	Cash	$109,547
1135	Accounts receivable - HUD	10,749

S1300-040	Total Cash	120,296

Current Obligations:

S1300-050	Accrued mortgage interest payable	31,246
S1300-075	Accounts Payable	543,300
2210	Prepaid revenue	11,280
2191	Tenant security deposits liability	16,593

S1300-140	Total current obligations	602,419

S1300-150	Surplus cash (deficiency)	$(482,123)

F-23

GROVE VILLAGE LIMITED PARTNERSHIP

SUPPLEMENTARY DATA REQUIRED BY HUD

DECEMBER 31, 2009

Schedule of Changes in Fixed Assets

		Balance		Additions /		Balance
		Jan. 1, 2009		Deductions		Dec. 31, 2009
Buildings	1420P	$8,259 139	1420AT	$-	1420	$8,259,139
Furnishings	1460P	1,470,342	1460AT	-	1480	1,470,342
Miscellaneous	1490P	-	1490DT	12,279	1490	12,279
		9,729,481		12,279		9,741,760
Land	1410P	876,846	1410AT	-	1410	876,846
	1400PT	$10.606.327	1400AT	$12.279	1400T	$10,618,606

Accumulated Depreciation

Beginning Balance	1495P	$1,043,949
Additions	6600	596,810
Ending Balance	1495	1,640,759
Total Net Book Value	1400N	$8,977,847

F-24

PAILET, MEUNIER and LeBLANC, L.L.P.

Certified Public Accountants

Management Consultants

INDEPENDENT AUDITOR’S REPORT ON INTERNAL CONTROL

To the Partners

Grove Village Limited Partnership

Portland, Oregon

We have audited the financial statements of Grove Village Limited Partnership, as of and for the year ended December 31, 2009, and have issued our report thereon dated March 30, 2010. We have also audited the Project’s compliance with requirements applicable to major U.S. Department of Housing and Urban Development (HUD)-assisted programs for the year ended December 31, 2009, and have issued our reports thereon, dated March 30, 2010.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America; the standards applicable to financial audits contained in Government Auditing Standards, issued by the Comptroller General of the United States, and the Consolidated Audit Guide for Audits of HUD Programs (the ‘Guide”), issued by the HUD Office of the Inspector General. Those standards and the Guide require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and about whether the Project complied with laws and regulations, noncompliance with which would be material to a major HUD-assisted program.

Management of the Project is responsible for establishing and maintaining effective internal control over financial reporting and internal control over compliance. In planning and performing our audits of the financial statements and compliance, we considered the Project’s internal control over financial reporting and its internal control over compliance with requirements that could have a direct and material effect on a major HUD-assisted program as a basis for designing our auditing procedures for the purpose of expressing our opinions on the financial statements and compliance but not for the purpose of expressing an opinion on the effectiveness of the Project’s internal control over financial reporting and internal control over compliance. Accordingly, we do not express an opinion on the effectiveness of the Project’s internal control over financial reporting and internal control over compliance.

A deficiency in internal control exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect and correct (1) misstatements of the entity’s financial statements or (2) noncompliance with applicable requirements of a HUD-assisted program on a timely basis. A material weakness is a deficiency or combination of deficiencies in internal control such that there is a reasonable possibility that (1) a material misstatement of the entity’s financial statements or (2) material noncompliance with applicable requirements of a HUD-assisted program will not be prevented or detected and corrected on a timely basis.

F-25

Our consideration of the internal control over financial reporting and internal control over compliance was for the limited purpose described in the third paragraph of this report and was not designed to identify all deficiencies in internal control that might be deficiencies, significant deficiencies, or material weaknesses. We did not identify any deficiencies in internal control that we consider to be material weaknesses as defined above.

This report is intended solely for the information and use of the audit committee, management, and the U. S. Department of Housing and Urban Development (HUD) and is not intended to be and should not be used by anyone other than these specified parties.

/s/ PAILET, MEUNIER and LeBLANC, L.L.P.

Metairie, Louisiana

March 30, 2010

F-26

PAILET, MEUNIER and LeBLANC, L.L.P.

Certified Public Accountants

Management Consultants

INDEPENDENT AUDITOR’S REPORT ON COMPLIANCE WITH

SPECIFIC REQUIREMENTS APPLICABLE TO MAJOR HUD PROGRAMS

To the Partners

Grove Village Limited Partnership

We have audited the financial statements of Grove Village Limited Partnership, as of and for the year ended December 31, 2009, and have issued our report thereon dated March 30, 2010.

We have also audited the Partnership’s compliance with the specific program requirements governing federal financial reports, mortgage status, the replacement reserve, tenant security deposits, cash receipts and disbursements, distributions to owners, tenant application, tenant eligibility, tenant recertification, management functions, management, maintenance, and reexamination of tenants, that are applicable to each of its major HUD-assisted programs, for the years ended December 31, 2009. The management of the Partnership is responsible for compliance with those requirements. Our responsibility is to express an opinion on compliance with those requirements based on our audit.

We conducted our audit of compliance with those requirements in accordance with auditing standards generally accepted in the United States of America, Government Auditing Standards, issued by the Comptroller General of the United States, and the Consolidated Audit Guide for Audits of HUD Programs (the “Guide”), issued by the U. S. Department of Housing and Urban Development, Office of Inspector General. Those standards and the Guide require that we plan and perform the audit to obtain reasonable assurance about whether material noncompliance with the requirements referred to above occurred. An audit includes examining, on a test basis, evidence about the Partnership’s compliance with those requirements. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the Partnership complied, in all material respects, with the requirements described above that are applicable to its major HUD-assisted program for the year ended December 31, 2009.

This report is intended for the information of the audit committee, management, and the Department of Housing and Urban Development. However, this report is a matter of public record, and its distribution is not limited.

/s/ PAILET, MEUNIER and LeBLANC, L.L.P.

Metairie, Louisiana

March 30, 2010

F-27

PAILET, MEUNIER and LeBLANC, L.L.P.

Certified Public Accountants

Management Consultants

INDEPENDENT AUDITOR’S REPORT ON COMPLIANCE WITH SPECIFIC

REQUIREMENTS APPLICABLE TO FAIR HOUSING AND NON-DISCRIMINATION

To the Partners

Grove Village Limited Partnership

We have audited the financial statements of Grove Village Limited Partnership, as of and for the year ended December 31, 2009, and have issued our report thereon dated March 30, 2010.

We have also applied procedures to test the Partnership’s compliance with the Fair Housing and Non-Discrimination requirements applicable to its HUD-assisted programs for the year ended December 31, 2009.

Our procedures were limited to the applicable compliance requirement described in the Consolidated Audit Guide for Audits of HUD Programs (the “Guide”), issued by the Li. S. Department of Housing and Urban Development, Office of Inspector General. Our procedures were substantially less in scope than an audit, the objective of which is the expression of an opinion on the Partnership’s compliance with the Fair Housing and Non-Discrimination requirements. Accordingly, we do not express such an opinion.

The results of our tests disclosed no instances of non-compliance that are required to be reported herein under the Guide.

This report is intended for the information of the audit committee, management, and the Department of Housing and Urban Development and is not intended to be and should not be used by anyone other than those specified parties.

/s/ PAILET, MEUNIER and LeBLANC, L.L.P.

Metairie, Louisiana

March 30, 2010

F-28

GROVE VILLAGE LIMITED PARTNERSHIP

December 31, 2009

OWNER’S CERTIFICATION

I hereby certify that I have read the foregoing financial statements and supplemental information of Grove Village Limited Partnership, and, to the best of my knowledge and belief, they are complete and accurate.

Date _____________________
Thomas Brenneke, Member of Walker Guardian, LLC (52900-020) General Partner

Telephone No.	(503) 802-3600	(52900-040)

Date of Certification		(52900-050)

Partnership Employer Identification Number:		20-1609403

F-29

GROVE VILLAGE LIMITED PARTNERSHIP

December 31, 2009

MANAGEMENT AGENT’S CERTIFICATION

I hereby certify that I have read the foregoing financial statements and supplemental information of Grove Village Limited Partnership, and to the best of my knowledge and belief, they are complete and accurate.

Date : February 22, 2012
Thomas Brenneke (53000-020) Managing Member General Partner

Identification of responsible party -

Company:	Guardian Management, LLC (S3000-030)
Federal I.D. No.:	93-1325326 (S3000-040)
Individual:	Thomas Brenneke (S3000-050)

F-30

GROVE VILLAGE LIMITED PARTNERSHIP

December 31, 2009

AUDITOR INFORMATION

Lead Auditor:	S3200-010	Pailet, Meunier & LeBlanc, L.L.P.
	S3200-020	Rodney
	33200-030	P.
	S3200-040	LeBlanc
	53200-050	3421 N. Causeway Boulevard
	53200-060	Suite 701
	S3200-070	Metairie
	S3200-080	LA
	S3200-090	70002
	83200-100	3733
	83200-110	(504) 837-0770

Federal I.D. Number:	S3200-120	72-0757201

Date of Auditor’s Report	63200-130	March 30, 2010

F-31